UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2007

PPG Industries, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-434-3131

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

For the year ended December 31, 2006, PPG Industries, Inc. (“the Company”) changed the composition of its reportable segment information to reflect management’s current view of the organization and to provide further clarity in the reporting of business performance, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All 2006 quarterly information will be adjusted to reflect the current segment reporting in connection with the filings of the Company’s quarterly reports in 2007. Set forth below is a summary of the Company’s 2006 quarterly information presented on the new segment reporting basis.

(Millions) Segments	Industrial Coatings	Performance and Applied Coatings	Optical and Specialty Materials	Commodity Chemicals (1)	Glass	Corporate / Eliminations (2)	Consolidated Totals
Quarter ended March 31, 2006
Net sales to external customers	$768	$678	$232	$401	$559	$—	$2,638
Intersegment net sales	—	—	1	2	—	(3)	—

Total net sales	$768	$678	$233	$403	$559	$(3)	$2,638

Segment income (loss)	$91	$105	$56	$87	$35	$(24)	$350
Restructuring							(35)
Legacy costs(3)							(12)
Asbestos settlement - net							(9)
Interest - Net							(17)
Unallocated stock based compensation(4)							(8)

Income before income taxes and minority interest							$269

Quarter ended June 30, 2006
Net sales to external customers	$811	$774	$262	$372	$605	$—	$2,824
Intersegment net sales	—	1	1	2	—	(4)	—

Total net sales	$811	$775	$263	$374	$605	$(4)	$2,824

Segment income (loss)	$104	$145	$61	$86	$53	$(17)	$432
Restructuring							(2)
Legacy costs(3)							11
Asbestos settlement - net							(8)
Interest - Net							(18)
Unallocated stock based compensation(4)							(10)

Income before income taxes and minority interest							$405

Quarter ended September 30, 2006
Net sales to external customers	$811	$800	$262	$371	$558	$—	$2,802
Intersegment net sales	—	1	1	2	1	(5)	—

Total net sales	$811	$801	$263	$373	$559	$(5)	$2,802

Segment income (loss)	$83	$131	$59	$77	$39	$(28)	$361
Restructuring							—
Legacy costs(3)							(194)
Asbestos settlement - net							(6)
Interest - Net							(18)
Unallocated stock based compensation(4)							(10)

Income before income taxes and minority interest							$133

Quarter ended December 31, 2006
Net sales to external customers	$846	$836	$245	$339	$507	$—	$2,773
Intersegment net sales	—	1	1	2	—	(4)	—

Total net sales	$846	$837	$246	$341	$507	$(4)	$2,773

Segment income (loss)	$71	$133	$47	$35	$21	$(23)	$284
Restructuring							—
Legacy costs(3)							(4)
Asbestos settlement - net							(5)
Interest - Net							(16)
Unallocated stock based compensation(4)							(6)

Income before income taxes and minority interest							$253

(1)	Commodity chemicals third quarter segment income included pretax earnings of $10 million from an insurance recovery.

(2)	Corporate intersegment net sales represent intersegment net sales eliminations. Corporate income (loss) represents unallocated corporate income and expenses.

(3)	Legacy costs include current costs related to former operations of the Company, including certain environmental remediation, pension and other postretirement benefit costs and certain charges which are considered to be unusual or non-recurring. In the second quarter, these costs included pretax income of $28 million for an insurance recovery. In the third quarter, these costs included environmental remediation costs related to our former chromium manufacturing facility and related sites in Jersey City, NJ of $165 million and a charge for the settlement of the federal refinish antitrust case of $23 million.

(4)	Unallocated stock based compensation includes the cost of stock options, restricted stock units and contingent share grants which are not allocated to the operating segments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG Industries, Inc.

March 8, 2007	By:	/s/ WILLIAM H. HERNANDEZ
William H. Hernandez Senior Vice President, Finance